Exhibit 99.6
Item 15. Financial Statement Schedule
Schedule II — Valuation and Qualifying Accounts

		Charged to
	Beginning	Costs and	Divestures/	Charge		Currency	Ending
	Balance	Expenses	Acquisitions	Offs	Recoveries	Movement	Balance
	(In thousands)
Accounts Receivable—
Allowance for Doubtful Accounts:
2008	$3,893	$3,498	$549	$(2,644)	$(304)	$(94)	$4,898
2007	2,637	1,715	1,468	(2,077)	(142)	292	3,893
2006	3,839	477	—	(1,835)	(28)	184	2,637

Inventories—
Obsolescence and Other Valuation Allowances:
2008	$19,529	$12,994	$2,274	$(9,035)	$—	$(565)	$25,197
2007	15,187	4,802	9,973	(11,907)	—	1,474	19,529
2006	14,912	14,395	—	(14,259)	—	139	15,187

Deferred Income Tax Asset—
Valuation Allowance:
2008	$23,765	$691	$16,411	$(527)	$(8,282)	$370	$32,428
2007	31,253	—	—	(555)	(6,933)	—	23,765
2006	27,786	3,764	—	(264)	(33)	—	31,253

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